Exhibit 1.1

Ternium S.A.

24,844,720 American Depositary Shares1

Representing

248,447,200 Shares (par value $1.00 per Share)

Underwriting Agreement

New York, New York

[                    ] , 2006

Citigroup Global Markets Inc.

as Representative of the several Underwriters,

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

Ternium, S.A., a société anonyme holding organized under the laws of the Grand Duchy of Luxembourg (the “Company”), proposes to sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom the Representative is acting as representative, 24,844,720 American Depositary Shares (“ADSs”) representing 248,447,200 shares, par value $1.00 per share (“Shares”), of the Company (said ADSs to be sold by the Company being hereinafter called “Underwritten ADSs”). The Company also proposes to grant to the Underwriters an option to purchase up to 3,726,708 additional ADSs to cover over-allotments (the “Option ADSs” and together with the Underwritten ADSs, the “ADSs”).

You have requested that the Company deposit on behalf of the Underwriters all the Shares underlying the ADSs to be purchased by them hereunder pursuant to the Deposit Agreement, dated as of [            ] (the “Deposit Agreement”), to be entered into among the Company, The Bank of New York, as depositary (the “Depositary”) and all owners and beneficial owners from time to time of the ADRs (as hereinafter defined). Upon deposit of any Shares, the Depositary will issue

[1]	Plus an option to purchase from the Company up to 3,726,708 additional ADSs representing 37,267,080 Shares, to cover over allotments.

ADSs representing the Shares so deposited (such Shares, the “Underlying Shares”). The ADSs will be evidenced by American Depositary Receipts (the “ADRs”). Each ADS will represent ten (10) Shares and each ADR may represent any number of ADSs. Unless the context otherwise requires, the terms “Underwritten Securities,” “Option Securities” and “Securities” shall be deemed to refer, respectively, to Underwritten ADSs, Option ADSs and ADSs as well as, in each case, to the ADRs evidencing such ADSs.

To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representative as used in this Underwriting Agreement shall mean you, as Underwriter, and the terms Representative and Underwriters shall mean either the singular or plural as the context requires. The use of the neuter in this Underwriting Agreement shall include the feminine and masculine wherever appropriate. Certain terms used in this Underwriting Agreement are defined in Section 21 hereof.

1. Representations and Warranties.

(i) The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1(i).

(a) The Company has prepared and filed with the Commission a registration statement (file number 333-130950) on Form F-1, including a related preliminary prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective. The Company may have filed one or more amendments thereto, including the related preliminary prospectus, each of which has previously been furnished to you. The Company will file with the Commission a final prospectus in accordance with Rule 424(b). As filed, such final prospectus, shall contain all information required by the Act and the rules thereunder, and, except to the extent the Representative shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.

(b) On the Effective Date, the Registration Statement did and when the Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined in this Underwriting Agreement) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a “settlement date”), the Prospectus (and any supplement thereto) will comply in all material respects with the applicable requirements of the Act and the rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representative specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8 hereof.

(c) (i) The Disclosure Package and the price to the public, the number of Underwritten Securities, the number of Option Securities and the underwriting discount on the cover page of the Prospectus, when taken together as a whole, and (ii) each electronic roadshow when taken together with the Disclosure Package, and the price to the public, the number of Underwritten Securities, the number of Option Securities and the underwriting discount on the cover page of the Prospectus do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(d) (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(e) Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8 hereof.

(f) The Company has filed with the Commission a registration statement (file number 333-130952) on Form F-6 for the registration under the Act of the offering and sale of the ADSs. The Company may have filed one or more amendments thereto, each of which has previously been furnished to you. Such ADR Registration Statement at the time of its effectiveness did comply and on the Closing Date, will comply, in all material respects with the applicable requirements of the Act and the rules thereunder and at the time of its Effective Date and at the Execution Time, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(g) Upon delivery of the Underlying Shares in accordance with the provisions of the Corporate Reorganization Agreement and upon issuance by the Depositary of ADSs evidenced by ADRs against deposit of Underlying Shares in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued and persons in whose names the ADRs are registered will be entitled to the rights specified in the ADRs and in the Deposit Agreement; and upon the sale and delivery to the Underwriters of the ADSs, and payment therefor, pursuant to this Underwriting Agreement and the Corporate Reorganization Agreement, the Underwriters will acquire good, marketable and valid title to such ADSs, free and clear of all pledges, liens, security interests, charges, claims or encumbrances of any kind.

(h) No stamp or other issuance or transfer taxes or duties and no capital gains, income, value-added, withholding or other taxes are payable by or on behalf of the Underwriters, the Company or ISL in connection with (A) the delivery of the Underlying Shares and the issuance and delivery by the Company of new shares to ISL in the manner contemplated by the Corporate Reorganization Agreement and the delivery of the ADSs in the manner contemplated by this Underwriting Agreement, (B) the deposit with the Depositary of the Underlying Shares against issuance of the ADRs evidencing the ADSs or (C) the sale and delivery by the Underwriters of the ADSs as contemplated herein.

(i) Except as described in the Disclosure Package and the Prospectus, all dividends and other distributions declared and payable on the Shares may under current Luxembourg law and regulations be paid to the Depositary and to the holders of Securities, as the case may be, in U.S. dollars that may be transferred out of Luxembourg in accordance with the Deposit Agreement.

(j) The Company believes that it will not be a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended, for its taxable year ended December 31, 2005 and, based on the Company’s current and projected income, assets and activities, it does not expect to be classified as a PFIC for any subsequent taxable year.

(k) Each of the Company, each of the subsidiaries listed in Schedule IV (each, a “Material Subsidiary” and, collectively, the “Material Subsidiaries”) and ISL has been duly organized, validly existing and, to the extent applicable, in good standing under the laws of the jurisdiction in which it is organized with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign entity and, to the extent applicable, is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect. “Material Adverse Effect”, as used throughout this Agreement, means a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto). The subsidiaries of the Company which are not Material Subsidiaries do not individually, or taken together, constitute a “Significant Subsidiary” of the Company (as defined in Regulation S-X).

(l) All the outstanding shares of capital stock of each Material Subsidiary have been duly and validly authorized and issued and, where applicable, are fully paid and nonassessable, and, except as otherwise set forth in the Disclosure Package and the Prospectus, all outstanding shares of capital stock of the Material Subsidiaries are owned by the Company either directly or through majority owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

(m) The Shares to be delivered under the terms of the Corporate Reorganization Agreement are free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

(n) The Company’s authorized equity capitalization is as set forth in the Disclosure Package and the Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus; the outstanding Shares have been duly and validly authorized and issued and are fully paid (including the Securities being sold hereunder); the Securities being sold hereunder by the Company have been approved for listing, subject to official notice of issuance and evidence of satisfactory distribution, on the New York Stock Exchange; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities; and, except as set forth in the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding;

(o) There is no agreement or other document of a character required to be described in the Registration Statement, ADR Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required;

(p) This Agreement has been duly authorized, executed and delivered by the Company; the Corporate Reorganization Agreement has been duly authorized, executed and delivered by the Company and ISL, and constitutes a legal, valid and binding instrument agreement of the Company and ISL, enforceable against the Company and ISL in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law)); and the Deposit Agreement has been duly authorized, executed and delivered by the Company and assuming due authorization, execution and delivery thereof by the Depositary, constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law)).

(q) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(r) No consent, approval, authorization, filing with or order of any court or governmental agency or body (each, a “Consent”) is required in connection with the transactions contemplated herein, in the Corporate Reorganization Agreement or in the Deposit Agreement, except such Consents as have been obtained under the Act, such Consents as may be required under the securities laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Prospectus, and such Consents that have been, or prior to the Closing Date will be, obtained and are in full force and effect.

(s) Neither the execution and delivery of this Agreement nor the issue and sale of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof or of the Corporate Reorganization Agreement or the Deposit Agreement will conflict with, result in a breach or violation of, constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company, its subsidiaries or ISL pursuant to, (i) the Articles of Association or other constitutive documents of the Company, any of its Material Subsidiaries or ISL, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company, any of its subsidiaries or ISL is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company, any of its subsidiaries or ISL of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company, any of its subsidiaries or ISL or any of their properties, except, in the case of (ii) and (iii) above, for such conflicts, breaches, violations, liens, charges or encumbrances that would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(t) No holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

(u) The combined consolidated financial statements, including the notes thereto, and schedules of the Company and its consolidated subsidiaries included in the Preliminary Prospectus, the Prospectus and the Registration Statement (the “Combined Financial Statements”) present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with International Financial Reporting Standards (“IFRS”) applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The consolidated financial statements, including the notes thereto, and schedules of each of Consorcio Siderurgia Amazonia Ltd. (“Amazonia”) and Hylsamex, S.A. de C.V. (“Hylsamex”) and their respective consolidated subsidiaries included in the Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of each of Amazonia and Hylsamex as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with IFRS and Mexican generally accepted accounting principles, respectively, applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The summary and selected financial data set forth under the captions “Prospectus Summary—Summary Financial and Operating Data” and “Selected Financial and Operating Data” in the Preliminary Prospectus, the Prospectus and the Registration Statement fairly present in all material respects, on the basis stated in the Preliminary Prospectus, the Prospectus and the Registration Statement, the information included therein. The unaudited pro forma financial statements included in the Preliminary Prospectus, the Prospectus and the Registration Statement include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Preliminary Prospectus, the Prospectus and the Registration Statement. The unaudited pro forma financial statements included in the Preliminary Prospectus, the Prospectus and the Registration Statement comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Act.

(v) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or ISL, its or their property is pending or, to the best knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or in the Corporate Reorganization Agreement or (ii) could reasonably be expected to have a Material Adverse Effect.

(w) Each of the Company and each of its subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted, except where a failure to so own or lease could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(x) Neither the Company nor any of its subsidiaries is in violation or default of (i) any provision of its charter, Articles of Association or other constitutive documents, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except, in the case of (ii) and (iii) above, for such violations or defaults that could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(y) PriceWaterhouse & Co. S.R.L. who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Prospectus, is an independent public registered accounting firm with respect to the Company and Amazonia within the meaning of the Act and the applicable published rules and regulations thereunder.

(z) PriceWaterhouseCoopers who have certified certain financial statements of Hylsamex and delivered their report with respect to the audited consolidated financial statements and schedules included in the Prospectus, is an independent public registered accounting firm with respect to Hylsamex within the meaning of the Act and the applicable published rules and regulations thereunder.

(aa) The Company and each of its subsidiaries have filed all foreign, federal, provincial and municipal tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file could not be reasonably expected to have a Material Adverse Effect) and have paid all taxes required to be paid by them and any other assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as could not be reasonably expected to have a Material Adverse Effect.

(bb) No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or to the best knowledge of the Company, is threatened or, imminent that would be reasonably expected to have a Material Adverse Effect, except as set forth in or contemplated by the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(cc) The Company and each of the Material Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are reasonably adequate and customary in the businesses in which they are engaged.

(dd) No Material Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Material Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Material Subsidiary from the Company or from transferring any of such Material Subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(ee) The Company and its Material Subsidiaries possess all licenses, certificates, permits and other authorizations, in each case that are material to its business and operations, issued by the appropriate federal, provincial, municipal or foreign regulatory authorities necessary to conduct their respective businesses as currently conducted (“Permits”); the Company and its subsidiaries have fulfilled and performed in all material respects all of their respective obligations with respect to any such Permits and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would be reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated by the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(ff) The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(gg) The Company and its subsidiaries are (i) and have been, in compliance with any and all applicable foreign, federal, provincial and municipal laws and regulations relating to the protection of human health and safety, the environment, or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) and (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, except, in each case, where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated by the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(hh) In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its Material Subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, reclamation, abandonment of mines, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated by the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(ii) Each employee benefit plan, scheme and arrangement (if any) which has been established or maintained by the Company and/or one or more of its subsidiaries, or with respect to which the Company and/or one or more of its subsidiaries has any liability (i) and which is intended to qualify for tax exempt or tax favored status under the applicable local fiscal regime satisfies the applicable regulatory requirements for such tax exempt or tax favored status and has obtained all appropriate confirmations, determinations and certificates necessary to confer and record such status, and nothing has occurred since the most recent date of any such assurance or is expected to occur that has caused or could cause the impairment of such status, (ii) has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations, including any applicable requirements of any relevant regulatory or fiscal body and (iii) is adequately funded, based on reasonable actuarial assumptions and determined as if all benefits thereunder were vested, in each case, other than the failure to so obtain, satisfy, maintain or fund such plan, scheme or arrangement could not be reasonably expected to have a Material Adverse Effect. No such plan, scheme or arrangement provides welfare or insurance benefits or payments following termination of employment.

(jj) Neither the Company nor any of the subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of the subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, the subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(kk) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(ll) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(mm) The Company and its subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property necessary for the conduct of each of the Company’s and its subsidiaries’ business as now conducted, except where the failure to possess such rights would not have a Material Adverse Effect.

(nn) Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of Citigroup Global Markets Inc. or any Underwriter.

(oo) Neither the Company nor any of its Material Subsidiaries nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of Luxembourg, Argentina, Venezuela or Mexico.

(pp) The Company has provided to the Representative true, correct and complete copies of all documentation pertaining to any extension of credit in the form of a personal loan made, directly or indirectly, by the Company or any subsidiary to any director or executive officer of the Company, or to any family member or affiliate of any director or executive officer of the Company; and on or after June 30, 2005, the Company has not, directly or indirectly, including through any subsidiary: (i) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company; or (ii) made any material modification, including any renewal thereof, to any term of any personal loan to any director or executive officer of the Company, or any family member or affiliate of any director or executive officer, which loan was outstanding on June 30, 2005.

Any certificate signed by any officer of the Company and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby and subject to the limitations set forth therein, to each Underwriter.

2. Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $[            ] per ADS, the amount of the Underwritten Securities set forth opposite such Underwriter’s name in Schedule I hereto. The initial public offering price per ADS is not in excess of the price recommended by Deutsche Bank Securities Inc., acting in its capacity as a “qualified independent underwriter” within the meaning of Rule 2720 (“Rule 2720”) of the Rules of Conduct of the National Association of Securities Dealers, Inc. (the “QIU”). The Company is advised by the Representative that the Underwriters intend (i) to make a public offering of their respective portions of the Securities as soon after the date hereof as in the Representative’s judgment is advisable and (ii) initially to offer the Securities upon the terms set forth in the Prospectus. The Representative may from time to time increase or decrease the public offering price after the initial public offering to such extent as the Representative may determine if the Securities are not sold at the initial public offering price; provided that, in the event the public offering price is increased, such public offering price is not in excess of the price recommended by the QIU.

(b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 3,726,708 Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representative to the Company setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the settlement date. The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

3. Delivery and Payment. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made at 10:00 AM, New York City time, on [    ] 2006, or at such time on such later date not more than three Business Days after the foregoing date as the Representative shall designate, which date and time may be postponed by agreement between the Representative and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). The Company will cause the Underwritten Securities to be delivered to the Representative for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representative of the purchase price therefor to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company in writing. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representative shall otherwise instruct.

The Company will pay all applicable transfer taxes, if any, involved in the transfer to the several Underwriters of the Securities to be purchased by them and the respective Underwriters will pay any additional stock transfer taxes involved in further transfers.

If the option provided for in Section 2(b) hereof is exercised after the third Business Day prior to the Closing Date, the Company will cause the Option Securities to be delivered (at the Company’s expense) through the facilities of DTC on the date specified by the Representative (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representative of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company in writing. If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representative on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

The ADR certificates evidencing the Underwritten Securities and Option Securities shall be registered in such names and in such denominations as the Representative may request not less than one full business day prior to the applicable Closing Date.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

5. Agreements.

(i) The Company agrees with the several Underwriters that:

(a) Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or the ADR Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representative with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representative of such timely filing. The Company will promptly advise the Representative (1) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement or ADR Registration Statement shall have been filed with the Commission, (2) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement or the ADR Registration Statement shall have been filed or become effective, (3) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement or the ADR Registration Statement, or for any supplement to the Prospectus or for any additional information, (4) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the ADR Registration Statement or of any notice objecting their use or the institution or threatening of any proceeding for that purpose and (5) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or prevention and, upon such issuance, occurrence or objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or prevention, including, if necessary, by filing an amendment to the Registration Statement or the ADR Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) If there occurs an event or development as a result of which the Disclosure Package would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will promptly notify the Representative so that any use of the Disclosure Package may cease until it is amended or supplemented.

(c) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or the ADR Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Company promptly will (1) notify the Representative of any such event; (2) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance; and (3) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

(d) As soon as practicable, the Company will make generally available to its security holders and to the Representative an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(e) The Company will furnish to the Representative and counsel for the Underwriters signed copies of the Registration

Statement and the ADR Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement and the ADR Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required (including in circumstances where such requirement may be satisfied pursuant to Rule 172) by the Act, as many copies of each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representative may reasonably request.

(f) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representative may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(g) The Company will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any Shares or ADSs or any securities convertible into, or exercisable, or exchangeable for, Shares or ADSs; or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of the Underwriting Agreement, provided, however, that the Company may issue and sell Shares pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time and the Company may issue Shares (i) issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time, including the conversion of the loans contemplated in the Corporate Reorganization Agreement, (ii) otherwise in accordance with such Corporate Reorganization Agreement; or (iii) to be used as consideration in connection with any strategic acquisition, investment or alliance to be entered into by the Company or any of its affiliates, so long as the transferee agrees in writing to be bound by the terms of this subsection 5(h).

(h) The Company will comply with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes Oxley Act, and use its reasonable best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes Oxley Act.

(i) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or the ADSs.

(j) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, the ADR Registration Statement, and each amendment or supplement to any of them; (ii) the preparation of the Deposit Agreement, the deposit of the Underlying Shares under the Deposit Agreement, the issuance thereunder of ADSs representing such deposited Underlying Shares, the issuance of ADRs evidencing such ADSs and the fees of the Depositary; (iii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus, each Issuer Free Writing Prospectus and the ADR Registration Statement, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iv) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the sale of the Securities and all the transactions contemplated by the Corporate Reorganization Agreement; (v) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (vi) the registration of the Securities under the Exchange Act and the listing of the ADSs on the New York Stock Exchange; (vii) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (viii) any filings required to be made with the National Association of Securities Dealers, Inc. (including filing fees and, subject to the Cap (as defined below), the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (ix) subject to the Cap, the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (x) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; (xi) reasonable and documented expenses incurred by the Representative in connection with the offering (including, without limitation, reasonable and documented fees and expenses of legal counsel other than Gibraltar counsel (in connection only with the delivery of the opinion by Gibraltar counsel)); and (xii) all other costs and expenses incident to the performance by the Company of its obligations under the Underwriting Agreement; provided, however, that the Company’s payment or reimbursement obligations under clause (xi) shall be limited to a maximum amount of $600,000 in the aggregate (the “Cap”).

(k) The Company agrees that, unless it has obtained or will obtain the prior written consent of the Representative, which consent shall not be unreasonably withheld, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has obtained or will obtain, as the case may be, the prior written consent of the Company, which consent shall not be unreasonably withheld, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule II hereto and any electronic road show. Any such free writing prospectus consented to by the Representative or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(i) The Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); any material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or the ADR Registration Statement or any notice objecting to the use of any of them shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(ii) The Company shall have requested and caused Sullivan & Cromwell LLP, special U.S. counsel for the Company, to have furnished to the Representative their opinion, dated the Closing Date and addressed to the Representative, substantially in the form attached hereto as Annex A.

(iii) The Company shall have requested and caused Elvinger, Hoss & Prussen, Luxembourg counsel for the Company, to have furnished to the Representative their opinions, dated the Closing Date and addressed to the Representative, substantially in the form attached hereto as Annex B.

(iv) The Company shall have requested and caused Fernando Duelo Van Deusen, general counsel for the Company, to have furnished to the Representative his opinions, dated the Closing Date and addressed to the Representative, substantially in the form attached hereto as Annex C.

(v) Hassans, Gibraltar counsel for the Company, shall have furnished to the Representative their opinions, dated the Closing Date and addressed to the Representative, substantially in the form attached hereto as Annex D.

(vi) The Depositary shall have requested and caused Emmet, Marvin & Martin LLP, counsel for the Depositary, to have furnished to the Representative their opinion dated the Closing Date and addressed to the Representative, substantially in the form attached hereto as Annex E.

(vii) The Representative shall have received from (i) Cravath, Swaine & Moore LLP, New York counsel for the Underwriters, (ii) Pérez Alati, Grondona, Benites, Arntsen & Martínez De Hoz, Jr., Argentine counsel for the Underwriters, (iii) Rodríguez & Mendoza, Venezuelan counsel for the Underwriters, (iv) Mijares, Angoitia, Cortés y Fuentes S.C., Mexican counsel to the Underwriters, and (v) Bonn Schmitt Steichen, Luxembourg counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representative, with respect to the issuance and sale of the Securities, the Registration Statement, the ADR Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(viii) The Company shall have furnished to the Representative a certificate of the Company, signed by the principal executive officer and the principal financial or accounting officer of the Company, dated the Closing Date and subject to the qualifications set forth therein, to the effect that the signers of such certificate have carefully examined the Registration Statement, the ADR Registration Statement, the Disclosure Package, the Prospectus and any amendment or supplement thereto, this Agreement and the Corporate Reorganization Agreement and that:

(a) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(b) no stop order suspending the effectiveness of the Registration Statement or the ADR Registration Statement or any notice objecting to the use of any of them has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(c) since the date of the most recent financial statements included in the Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect, except as described in or contemplated by the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(ix) The Company shall have requested and caused Price Waterhouse & Co. SRL, Argentina, to have furnished to the Representative, at the Execution time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in the form attached hereto as Annex F.

(x) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof), and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraphs (j), (k) and (l) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto), the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the ADR Registration Statement, the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(xi) The Company and the Depositary shall have executed and delivered the Deposit Agreement substantially in the form of such document filed with the Commission and the Deposit Agreement shall be in full force and effect.

(xii) The Depositary shall have furnished or caused to be furnished to the Representative certificates reasonably satisfactory to the Representative evidencing the deposit with the Custodian of the Underlying Shares in respect of which ADSs to be purchased by the Underwriters on such Closing Date are to be issued, and the execution, issuance, countersignature (if applicable) and delivery of the ADRs evidencing such ADSs pursuant to the Deposit Agreement and such other matters related thereto as the Representative reasonably requests.

(xiii) The Company and ISL shall have executed and delivered the Corporate Reorganization Agreement substantially in the form of such document filed with the Commission and the Corporate Reorganization Agreement shall be in full force and effect.

(xiv) Prior to the Closing Date, the Company shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.

(xv) The Securities shall have been listed and admitted and authorized for trading on the New York Stock Exchange, subject to official notice of such issuance, and satisfactory evidence of such actions shall have been provided to the Representative.

(xvi) At the Execution Time, the Company shall have furnished to the Representative a letter substantially in the form of Exhibit A hereto from each officer and director of the Company and each stockholder and individual listed in Schedule III, addressed to the Representative.

(xvii) The NASD shall not have raised any objection with respect to the fairness or reasonableness of the underwriting or other arrangements of the transactions contemplated hereby, provided, that the Representative will use its reasonable best efforts to obtain such confirmation of no objection from the NASD.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representative. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Cravath, Swaine & Moore LLP, counsel for the Underwriters, at 825 Eighth Avenue, New York, NY 10019, on the Closing Date.

7. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will, subject to the Cap, reimburse the Underwriters severally through Citigroup Global Markets Inc. on demand for all reasonable and documented out-of-pocket expenses, including reasonable and documented fees and disbursements of counsel that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Securities as originally filed or in any amendment thereof, or in the ADR Registration Statement as originally filed or in any amendment thereof, or in any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

The Company also agrees to indemnify the QIU, its members, affiliates, directors, its officers and each person, if any, who controls the QIU within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, expenses, liabilities and judgments (including, without limitation, any reasonable legal or other expenses incurred in connection with investigating or defending any matter, including any action, investigation or proceeding that could give rise to any such losses, claims, damages, expenses, liabilities or judgments) incurred as a result of the QIU’s participation as a “qualified independent underwriter” within the meaning of Rule 2720 in connection with the offering of the Securities and will reimburse each such person promptly upon demand for any legal fees or other expenses reasonably incurred by such person in connection with investigating, or preparing to defend, or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such losses, claims, damages, expenses, liabilities, judgments, actions, investigations or proceedings, as such fees and expenses are incurred; provided that the foregoing indemnity will not, as to any such person, apply to losses, claims, damages, liabilities or judgments to the extent they are found in a final, non-appealable adjudication of a court of competent jurisdiction to have resulted from such person’s willful misconduct or gross negligence.

(b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, or the ADR Registration Statement, and each person who controls the Company, within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representative specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth (i) in the last paragraph of the cover page regarding delivery of the Securities and (ii) under the heading “Underwriting”, (A) the list of Underwriters and their respective participation in the sale of the Securities, (B) the sentences related to concessions and reallowances and (C) the paragraph related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. If indemnity may be sought pursuant to the second paragraph of 8(a) above in respect of such proceeding, then in addition to such separate firm of the Underwriters, their officers, directors, affiliates and such control persons of the Underwriters, the indemnifying party shall be liable for the fees and expenses of not more than one separate firm (in addition to any local counsel) for the QIU, its members, affiliates and all persons, if any, who control the QIU within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (e), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and the ADR Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representative shall determine in order that the required changes in the Registration Statement, the ADR Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in the Company’s Ordinary Shares shall have been suspended by the Commission or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on either of such Exchanges, (ii) a banking moratorium shall have been declared by Federal, New York State, Luxembourg,

Argentinean, Venezuelan or Mexican authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States, Luxembourg, Argentina, Venezuela or Mexico of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representative, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Prospectus (exclusive of any supplement thereto).

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications under this Underwriting Agreement will be in writing and effective only on receipt, and, if sent to the Representative, will be mailed, delivered or telefaxed to the Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to such General Counsel at Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel; or, if sent to the Company, will be mailed, delivered or telefaxed to the Company’s Chief Financial Officer (fax no.: (54)(11)4018-2786) and confirmed to it at Av. Leandro N. Alem 1067, 28th Floor, C1001AAF, Buenos Aires, Argentina, attention Chief Financial Officer.

13. Successors. This Underwriting Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation under this Underwriting Agreement.

14. No Fiduciary Duty. The Company hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

15. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

16. Applicable Law. This Underwriting Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

17. Jurisdiction. The Company agrees that any suit, action or proceeding against the Company brought by any Underwriter, the directors, officers, employees and agents of any Underwriter, or by any person who controls any Underwriter, arising out of or based upon this Underwriting Agreement or the transactions contemplated hereby may be instituted in any New York Court, and waive, to the full extent permitted by law, any objection which any of them may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submit to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. The Company has appointed Techint Inc., 420 Fifth Avenue, 18th Floor, New York, NY 10018, telephone: (212) 376-6500, attn: Mr. Giovanni Gallo, as its authorized agent (the “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based upon this Underwriting Agreement or the transactions contemplated herein which may be instituted in any New York Court, by any Underwriter, the directors, officers, employees and agents of any Underwriter, or by any person who controls any Underwriter, and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. The Company hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Company. Notwithstanding the foregoing, any action arising out of or based upon this Underwriting Agreement may be instituted by any Underwriter, the directors, officers, employees and agents of any Underwriter, or by any person who controls any Underwriter, in any court of competent jurisdiction in Luxembourg.

The provisions of this Section 19 shall survive any termination of this Underwriting Agreement, in whole or in part.

18. Currency. Each reference in this Underwriting Agreement to U.S. Dollars (the “relevant currency”) is of the essence. To the full extent permitted by law, the obligations of the Company in respect of any amount due under this Underwriting Agreement will, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the party entitled to receive such payment may, in accordance with its normal procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the Business Day immediately following the day on which such party receives such payment. If the amount in the relevant currency that may be so purchased for any reason falls short of the amount originally due, the Company will pay such additional amounts, in the relevant currency, as may be necessary to compensate for the shortfall.

19. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

20. Headings. The section headings used in this Agreement are for convenience only and shall not affect the construction hereof.

21. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the United States Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“ADR Registration Statement” shall mean the registration statement referred to in paragraph 1(i)(c) above, including all exhibits thereto, each as amended at the time such part of the registration statement became effective.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City or Luxembourg City.

“Commission” shall mean the Securities and Exchange Commission.

“Corporate Reorganization Agreement” shall mean the corporate reorganization agreement dated [                    ] entered into between the Company and ISL.

“Disclosure Package” shall mean (i) the Statutory Prospectus as of the Execution Time, (ii) the Issuer Free Writing Prospectuses, if any, identified in Schedule II hereto, and (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement and the ADR Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

“Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Underwriting Agreement is executed and delivered by the parties hereto.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“ISL” shall mean Inversora Siderurgica Limited, a limited liability company organized and existing under the laws of Gibraltar.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“New York Courts” shall mean the U.S. Federal or State courts located in the State of New York, County of New York.

“Preliminary Prospectus” shall mean any preliminary prospectus referred to in paragraph 1(a) above and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.

“Prospectus” shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time or, if no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the Securities included in the Registration Statement at the Effective Date.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.

“Representative” shall mean the addressee of the Underwriting Agreement.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B”, and “Rule 433” refer to such rules under the Act.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

“Securities” shall mean the Underwritten Securities and the Option Securities.

“Statutory Prospectus” shall mean, as of any time, the prospectus relating to the Securities that is included in the registration statement relating to the Securities immediately prior to that time, including any document incorporated by reference therein.

“Underlying Shares” shall mean the Shares that will be represented by the ADSs.

“Underwriting Agreement” shall mean this agreement relating to the sale of the Securities by the Company to the Underwriters.

“Underwriters” shall mean the several underwriters named in Schedule I to the Underwriting Agreement.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,

TERNIUM S.A.

By:
Name: Title:

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

CITIGROUP GLOBAL MARKETS INC.

By:
Name: Title:

For itself and the other several Underwriters named in Schedule I to the foregoing Agreement.

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written by Deutsche Bank Securities Inc., solely in its capacity as a “qualified independent underwriter” within the meaning of Rule 2720 of the Rules of Conduct of the National Association of Securities Dealers, Inc.

DEUTSCHE BANK SECURITIES INC.

By:
Name:
Title:

SCHEDULE I

Underwriters	Number of Underwritten ADSs to be Purchased
Citigroup Global Markets Inc.

Total

SCHEDULE II

None

SCHEDULE III

SCHEDULE IV

Inversiones Siderúrgicas S.A. (Panamá)

Ylopa – Serviços de Consultadoria Lda. (Portugal)

Prosid Investments S.C.A. (Uruguay)

Consorcio Siderurgia Amazonia Ltd. (Cayman Islands)

Sidor C.A. (Venezuela)

Hylsa Latin, LLC (USA)

Siderar S.A.I.C. (Argentina)

III Industrial Investments Inc. (British Virgin Islands)

Hylsamex, S.A. de C.V. (México)

Hylsa, S.A. de C.V. (México)

Las Encinas, S.A. de C.V. (México)

Techintrade Uruguay S.A. (Uruguay)

[Form of Lock-Up Agreement]	EXHIBIT A

[Letterhead of [ISL,] [San Faustin,] [Tenaris,] [Usiminas,] or officer or director of the Company]

Ternium S.A.

24,844,720 American Depositary Shares

Representing

248,447,200 Shares (par value $1.00 per Share)

                    , 2006

Citigroup Global Markets Inc.

as Representative of the several Underwriters

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), between Ternium S.A., a société anonyme holding organized under the laws of Luxembourg (the “Company”), and you as representative of a group of Underwriters named therein, relating to an underwritten public offering of 24,844,720 American Depositary Shares (“ADSs”), representing 248,447,200 shares, par value $1.00 per share (“Shares”), of the Company. Capitalized terms used herein and not otherwise defined shall have the meaning given to them in the Underwriting Agreement.

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any Shares or ADSs or any securities convertible into, or exercisable or exchangeable for, Shares or ADSs, or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of the

Underwriting Agreement, other than (i) Shares or ADSs disposed of as bona fide gifts approved by Citigroup Global Markets Inc.; (ii) Shares or ADSs transferred to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned; or (iii) Shares or ADSs held by a corporation that are transferred to any of its subsidiaries or affiliates, provided that any such transferee pursuant to clause (i), (ii) or (iii) agrees in writing to be bound by the restrictions set forth herein.

If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date, the agreement set forth above shall likewise be terminated.

Yours very truly,

[Authorized Signatory]

[Name of Signatory]

2

ANNEX A

Form of Opinion of Sullivan & Cromwell LLP

Pursuant to Section 6 (ii) of the Underwriting Agreement

(a) the Registration Statement and the ADR Registration Statement have become effective under the Act; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement and the ADR Registration Statement or any notice objecting to the use of any of them has been issued, no proceedings for that purpose have been instituted or threatened and the Registration Statement and the ADR Registration Statement and the Prospectus (other than the financial statements and other financial and statistical information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the rules thereunder; and such counsel has no reason to believe that on the Effective Date the Registration Statement or the ADR Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of the date thereof and on the Closing Date included or include any untrue statement of a material fact or omitted or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements and other financial and statistical information contained therein, as to which such counsel need express no opinion);

(b) such counsel has no reason to believe that the documents specified in a schedule to such counsel’s letter, consisting of those included in the Disclosure Package and the price to the public, the number of Underwritten Securities, the number of Option Securities and the underwriting discount on the cover page of the Prospectus, when taken together as a whole, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading;

(c) the Deposit Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law)); and the statements in the Prospectus under the heading “Description of American Depositary Shares,” insofar as such statements purport to summarize certain provisions of the Deposit Agreement, the ADSs and the ADRs, fairly and accurately summarize such provisions; and, upon issuance by the Depositary of the ADRs evidencing ADSs, against the deposit of the Underlying Shares in accordance with the provisions of the Deposit Agreement, the ADRs will be duly and validly issued and the persons in whose names such ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement;

(d) this Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms;

(e) the Corporate Reorganization Agreement has been duly authorized, executed and delivered by the Company and ISL, and constitutes a legal, valid and binding instrument agreement of the Company and ISL, enforceable against the Company and ISL in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law));

(f) upon delivery by ISL of the Underlying Shares in accordance with the provisions of the Corporate Reorganization Agreement and upon issuance by the Depositary of ADSs evidenced by ADRs against deposit of Underlying Shares in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued and persons in whose names the ADRs are registered will be entitled to the rights specified in the ADRs and in the Deposit Agreement; and upon the sale and delivery to the Underwriters of the Securities, and payment therefor, pursuant to this Underwriting Agreement and the Corporate Reorganization Agreement, the Underwriters will acquire good, marketable and valid title to such Securities, free and clear of all pledges, liens, security interests, charges, claims or encumbrances of any kind;

(g) insofar as matters of U.S. Federal law and New York State law are concerned, the Corporate Reorganization Agreement has been duly executed and delivered by the Company and ISL and constitutes a legal, valid and binding instrument enforceable against the Company and ISL in accordance with its terms; and the statements in the Prospectus under the heading “Formation of Ternium and Related Party Transactions, and insofar as such statements purport to summarize certain provisions under the Corporate Reorganization Agreement and the delivery of the Underlying Shares to the Depository, on behalf of the Company, to satisfy the obligations of the Company under this Agreement, fairly and accurately summarize such provisions;

(h) insofar as matters of United States Federal law and New York State law are concerned, to the knowledge of such counsel, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property of a character required to be disclosed in the Disclosure Package, the Registration Statement or the ADR Registration Statement which is not adequately disclosed in the Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement, the ADR Registration Statement or the Preliminary Prospectus and the Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; the descriptions contained in the Prospectus under the heading “United States Federal Income Taxation,” “Risk Factors,” “Dividend Policy,” “Business,” “Formation of Ternium and Related Party Transactions,” “Description of Share Capital,” “Description of American Depository Shares” and “Shares Eligible for Future Sales”, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings;

(i) the Securities are duly listed, and admitted and authorized for trading, subject to notice of issuance and evidence of satisfactory distribution, on the New York Stock Exchange;

(j) the Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be, an “investment company” as defined in the Investment Company Act of 1940, as amended;

(k) no consent, approval, authorization, filing with or order of any U.S. Federal or New York court or governmental agency or body is required in connection with the transactions contemplated in the Underwriting Agreement, the Corporate Reorganization Agreement or in the Deposit Agreement, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction and the securities laws of any jurisdiction outside the United States in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated in this Agreement and in the Preliminary Prospectus and the Prospectus and such other approvals (specified in such opinion) as have been obtained;

(l) neither the sale of the Securities, nor the consummation of any other of the transactions herein contemplated or in the Deposit Agreement or the Corporate Reorganization Agreement nor the fulfillment of the terms of the Deposit Agreement, the Corporate Reorganization Agreement and this Agreement will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries pursuant to, (i) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument identified on the annexed schedule to which the Company or its subsidiaries is a party or bound or to which its or their property is subject, or (iii) any U.S. Federal or New York statute, law, rule, regulation, judgment, order or decree applicable to the Company or its subsidiaries of any U.S. Federal or New York court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or its subsidiaries or any of its or their properties;

(m) no holders of securities of the Company have rights to the registration of such securities under the Registration Statement or the ADR Registration Statement;

(n) the submission of the Company and ISL, in the case of the Corporate Reorganization Agreement, to the non-exclusive jurisdiction of the New York Courts and the appointment of its designee, appointee and authorized agent for the purpose described in Section 17f this Agreement, in the Corporate Reorganization Agreement and in the Deposit Agreement are legal, valid and binding under the laws of the State of New York; and service of process in the manner set forth in Section 17 of this Agreement, in the Corporate Reorganization Agreement and in the Deposit Agreement is effective under the laws of the State of New York to confer valid personal jurisdiction over the Company and ISL, in the case of the Corporate Reorganization Agreement; and

(o) no stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to or to any political subdivision or taxing authority thereof or therein in connection with (A) the delivery of the Ordinary Shares in the manner contemplated by this Agreement, the Corporate Reorganization Agreement and the Deposit Agreement, (B) the deposit with the Depositary of the Underlying Shares against issuance of the ADRs evidencing the ADSs or (C) the sale and delivery by the Underwriters of the Shares or the ADSs, as the case may be, as contemplated in this Agreement;

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than New York State law or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Reference to the Prospectus in this opinion shall also include any supplements thereto at the Closing Date.

ANNEX B

Form of Opinion of Elvinger, Hoss & Prussen

Pursuant to Section 6 (iii) of the Underwriting Agreement

(a) each of the Company and subsidiaries listed in Schedule I hereto (individually a “Subsidiary” and collectively the “Subsidiaries”) has been duly incorporated and is validly existing as a corporation in good standing under the laws of Luxembourg, with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification;

(b) all the outstanding shares of capital stock of each Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Disclosure Package and the Prospectus, the majority of the outstanding shares of capital stock of each Subsidiary are owned by the Company either directly or through majority owned subsidiaries free and clear of any perfected security interest and, to the knowledge of such counsel, after due inquiry, any other security interest, claim, lien or encumbrance;

(c) the Company’s authorized equity capitalization is as set forth in the Disclosure Package and the Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Disclosure Package and the Prospectus; the outstanding Ordinary Shares, have been duly and validly authorized and issued and are fully paid and nonassessable; the Securities being sold under this Agreement by the Company and being delivered by ISL, on behalf of the Company, under the Corporate Reorganization Agreement have been duly and validly authorized, and, when delivered to and paid for by the Underwriters pursuant to this Agreement, will be fully paid and nonassessable, and the Underwriters will acquire good, marketable and valid title to such Securities, free and clear of all pledges, liens, security interests, charges, claims or encumbrances of any kind; the certificates for the Securities are in valid and sufficient form; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities; and, except as set forth in the Disclosure Package and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding;

(d) Insofar as matters of Luxembourg law are concerned, this Agreement and the Corporate Reorganization Agreement constitute a binding instrument enforceable against the Company in accordance with its terms and the Deposit Agreement constitutes a binding instrument enforceable against the Company in accordance with its terms;

(e) Insofar as matters of Luxembourg law are concerned, to the knowledge of such counsel, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property of a character required to be disclosed in the Disclosure Package, the Registration Statement or the ADR Registration Statement which is not adequately disclosed in the Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement, the ADR Registration Statement or the Preliminary Prospectus and Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; the descriptions contained in the Preliminary Prospectus and the Prospectus under the heading “Taxation—Grand Duchy of Luxembourg,” “Risk Factors,” “Dividend Policy,” “Business,” “Formation of Ternium and Related Party Transactions,” “Description of Share Capital,” “Description of American Depository Shares” and “Shares Eligible for Future Sales”, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings;

(f) insofar as matters of Luxembourg law are concerned, the Registration Statement, the Preliminary Prospectus and any Issuer Free Writing Prospectus, and the filing of the Registration Statement with the Commission, have been duly authorized by and on behalf of the Company, and the Registration Statement has been duly executed pursuant to such authorization by and on behalf of the Company;

(g) this Agreement, the Corporate Reorganization Agreement and the Deposit Agreement have been duly authorized by the Company, and this Agreement, the Corporate Reorganization Agreement and the Deposit Agreement have been duly executed pursuant to such authorization by the Company;

(h) to the knowledge of such counsel, no permits of, or declarations or filings with, any governmental or regulatory authorities and all courts and other tribunals, in the Grand Duchy of Luxembourg, are required for the Company to own or lease, as the case may be, and to operate its properties and to carry on its business in the manner described in the Prospectus;

(i) no Consent under the laws of the Grand Duchy of Luxembourg is required for the offering and sale by the Company of the Underlying Shares, the execution, delivery and performance of this Agreement, the Corporate Reorganization Agreement and the Deposit Agreement by the Company or the consummation of the transactions contemplated by this Agreement, the Corporate Reorganization Agreement and the Deposit Agreement;

(j) neither the sale of the Securities, nor the consummation of any other of the transactions contemplated in this Agreement, the Corporate Reorganization Agreement or in the Deposit Agreement nor the fulfillment of the terms of the Deposit Agreement, the Corporate Reorganization Agreement and this Agreement will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance under Luxembourg law upon any property or assets of the Company or its subsidiaries pursuant to, (i) the charter or by-laws of the Company or its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or its subsidiaries is a party or bound or to which its or their property is subject, or (iii) any Luxembourg statute, law, rule, regulation, judgment, order or decree applicable to the Company or its subsidiaries of any Luxembourg court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or its subsidiaries or any of its or their properties;

(k) to ensure the legality, validity, enforceability or admissibility into evidence of this Agreement, the Corporate Reorganization Agreement, the Deposit Agreement and any other document required to be furnished in Luxembourg, it is not necessary that this Agreement, the Corporate Reorganization Agreement, the Deposit Agreement or any such other document be filed or recorded with any court or other authority in Luxembourg, provided such documents are executed outside of Luxembourg, or that any stamp, registration or similar tax be paid on or in respect of any such document or the Shares or the ADSs in connection with the sale of Securities to the Underwriters and the delivery of such securities by ISL, on behalf of the Company, to the Depository;

(l) the choice of law provision set forth in Section 16 of this Agreement, in the Corporate Reorganization Agreement and in the Deposit Agreement is legal, valid and binding under the laws of Luxembourg and such counsel knows of no reason why the courts of Luxembourg would not give effect to the choice of New York law as the proper law of this Agreement, the Corporate Reorganization Agreement and of the Deposit Agreement; the Company has the legal capacity to sue and be sued in its own name under the laws of Luxembourg; the Company has the power to submit, and has irrevocably submitted, to the non-exclusive jurisdiction of the New York Courts and has validly and irrevocably appointed as its designee, appointee and authorized agent for the purpose described in Section 17 of this Agreement, in the Corporate Reorganization Agreement and in the Deposit Agreement under the laws of Luxembourg; the irrevocable submission of the Company to the non-exclusive jurisdiction of the New York Courts and the waivers by the Company of any immunity and any objection to the venue of the proceeding in a New York Court in this Agreement, in the Corporate

Reorganization Agreement and in the Deposit Agreement are legal, valid and binding under the laws of Luxembourg and such counsel knows of no reason why the courts of Luxembourg would not give effect to the submission and waivers; service of process in the manner set forth in Section 17 of this Agreement, in the Corporate Reorganization Agreement and in the Deposit Agreement, will be effective to confer valid personal jurisdiction over the Company under the laws of Luxembourg; and the courts in Luxembourg will recognize as valid and final, and will enforce, any final and conclusive judgment against the Company obtained in a New York Court arising out of or in relation to the obligations of the Company under this Agreement, the Corporate Reorganization Agreement or the Deposit Agreement;

(m) other than as described in the Preliminary Prospectus and the Prospectus, under the current laws and regulations of Luxembourg, all dividends and other distributions declared and payable on the Ordinary Shares may be paid by the Company to the Depositary and to the holders of ADRs, as applicable, in [local currency] that may be converted into foreign currency and freely transferred out of Luxembourg, and all such dividends and other distributions made to holders of the Underlying Shares who are non-residents of Luxembourg will not be subject to Luxembourg income, withholding or other taxes under the laws and regulations of Luxembourg and are otherwise free and clear of any other tax, duty withholding or deduction in Luxembourg and without the necessity of obtaining any governmental authorization in Luxembourg.

(n) such counsel has no reason to believe that, solely with respect to the Company and the Subsidiaries, on the Effective Date the Registration Statement or the ADR Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of the date thereof and on the Closing Date included or include any untrue statement of a material fact or omitted or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements and other financial and statistical information contained therein, as to which such counsel need express no opinion).

(o) such counsel has no reason to believe that the documents specified in a schedule to such counsel’s letter, consisting of those included in the Disclosure Package and the price to the public, the number of Underwritten Securities, the number of Option Securities and the underwriting discount on the cover page of the Prospectus, when taken together as a whole, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading;

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the laws of the Grand Duchy of Luxembourg, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters, and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References to the Prospectus shall also include any supplements thereto at the Closing.

ANNEX C

Form of Opinion of Fernando Duelo Van Deusen

Pursuant to Section 6 (iv) of the Underwriting Agreement

(a) each of the Company’s subsidiaries organized under the laws of the Republic of Argentina (“Argentina”) (individually an “Argentine Subsidiary” and collectively the “Argentine Subsidiaries”), each of the Company’s subsidiaries organized under the laws of the Bolivarian Republic of Venezuela (“Venezuela”) (individually a “Venezuelan Subsidiary” and collectively the “Venezuelan Subsidiaries”) and each of the Company’s subsidiaries organized under the laws of the United Mexican States (“Mexico”) (individually a “Mexican Subsidiary” and collectively the “Mexican Subsidiaries”) has been duly incorporated and is validly existing as a corporation in good standing under the laws of Argentina, Venezuela and Mexico, respectively, with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Prospectus, respectively, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, respectively;

(b) all the outstanding shares of capital stock of each Argentine Subsidiary, Venezuelan Subsidiary and Mexican Subsidiary have been duly and validly authorized and issued, respectively, and are fully paid and nonassessable, respectively, and, except as otherwise set forth in the Disclosure Package and the Prospectus, the majority of all outstanding shares of capital stock of each of the Argentine Subsidiaries, Venezuelan Subsidiaries and Mexican Subsidiaries, respectively, are owned by the Company either directly or through majority owned subsidiaries free and clear of any perfected security interest and, to the knowledge of such counsel, after due inquiry, any other security interest, claim, lien or encumbrance;

(c) Insofar as matters of Argentine, Venezuelan or Mexican law are concerned, to the knowledge of such counsel, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Argentine Subsidiaries, Venezuelan Subsidiaries or Mexican Subsidiaries, respectively, or their property, respectively, of a character required to be disclosed in the Disclosure Package, the Registration Statement or the ADR Registration Statement which is not adequately disclosed in the Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement, the ADR Registration Statement or the Preliminary Prospectus and the Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; the descriptions contained in the Prospectus, to the extent that they summarize Argentine, Venezuelan, or Mexican legal matters, agreements, documents or proceedings discussed therein, respectively, are accurate and fair summaries of such legal matters, agreements, documents or proceedings;

(d) to the knowledge of such counsel, no permits of, or declarations or filings with, any governmental or regulatory authorities and all courts and other tribunals, in Argentina, Venezuela or Mexico are required for any Argentine Subsidiary, Venezuelan Subsidiary or Mexican Subsidiary, respectively, to own or lease, as the case may be, and to operate its properties and to carry on its business in the manner described in the Preliminary Prospectus and the Prospectus, respectively;

(e) none of the Argentine Subsidiaries, Venezuelan Subsidiaries or Mexican Subsidiaries is, or with the giving of notice or lapse of time or both would be, in a breach or violation of, or result in the imposition of any lien, charge or encumbrance under Argentine, Venezuelan or Mexican law, respectively, upon any property or assets of any of the Argentine Subsidiaries, Venezuelan Subsidiaries or Mexican Subsidiaries, respectively, pursuant to, (i) the charter or by-laws of such Argentine Subsidiary, Venezuelan Subsidiary or Mexican Subsidiary, respectively, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which any Argentine Subsidiary, Venezuelan Subsidiary or Mexican Subsidiary is a party or bound or to which its property is subject, respectively or (iii) any Argentine, Venezuelan or Mexican statute, law, rule, regulation, judgment, order or decree applicable to any Argentine Subsidiary, Venezuelan Subsidiary or Mexican Subsidiary, respectively, of any Argentine, Venezuelan or Mexican court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over such Argentine Subsidiary, Venezuelan Subsidiary or Mexican subsidiary or any of their properties, respectively;

(f) none of the Argentine Subsidiaries, Venezuelan Subsidiaries or Mexican Subsidiaries nor any of their properties or assets, respectively, has any immunity from the jurisdiction of any court or from any legal process (whether from service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under any applicable Argentine, Venezuelan or Mexican law, respectively;

(g) each Argentine Subsidiary, Venezuelan Subsidiary and Mexican Subsidiary (i) is in compliance with any and all applicable Argentine, Venezuelan or Mexican federal, state and local laws and regulations relating to the protection of human health and safety, the environment, or hazardous or toxic materials, substances or wastes, pollutants or contaminants (“Environmental Laws”), respectively, and (ii) has received and is in compliance with all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its businesses; except where such non-compliance with Environmental Laws, failure to receive or comply with required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Argentine Subsidiaries, Venezuelan Subsidiaries or Mexican Subsidiaries, respectively, taken as a whole;

(h) such counsel has no reason to believe that, solely with respect to the Argentine Subsidiaries, Venezuelan Subsidiaries and Mexican Subsidiaries, on the Effective Date, the Registration Statement or the ADR Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of the date thereof and on the Closing Date included or include any untrue statement of a material fact or omitted or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements and other financial and statistical information contained therein, as to which such counsel need express no opinion); and

(i) such counsel has no reason to believe that the documents specified in a schedule to such counsel’s letter, consisting of those included in the Disclosure Package and the price to the public, the number of Underwritten Securities, the number of Option Securities and the underwriting discount on the cover page of the Prospectus, when taken together as a whole, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the laws of Argentina, Venezuela or Mexico, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters, and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References to the Prospectus shall also include any supplements thereto at the Closing Date.

ANNEX D

Form of Opinion of Hassans

Pursuant to Section 6 (v) of the Underwriting Agreement

(a) the Corporate Reorganization Agreement has been duly authorized, executed and delivered by ISL, ISL has full legal right and authority to transfer and deliver in the manner provided in the Corporate Reorganization Agreement the Securities being sold by the Company hereunder and the Corporate Reorganization Agreement constitutes a binding instrument enforceable against ISL in accordance with its terms;

(b) upon delivery by ISL of the Underlying Shares in accordance with the provisions of the Corporate Reorganization Agreement and upon the sale and delivery to the Underwriters of the Securities, and payment therefor, pursuant to this Agreement, the Underwriters will acquire good, marketable and valid title to such Securities, free and clear of all pledges, liens, security interests, charges, claims or encumbrances of any kind.

(c) no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by ISL of the transactions contemplated in the Corporate Reorganization Agreement, except such as may have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters and such other approvals (specified in such opinion) as have been obtained; and

(d) neither the delivery of the Underlying Shares by ISL nor the consummation by ISL of any other of the transactions contemplated in the Corporate Reorganization Agreement will conflict with, result in a breach or violation of, or constitute a default under any law or the charter or By-laws of ISL or the terms of any indenture or other agreement or instrument known to such counsel and to which ISL or any of its subsidiaries is a party or bound, or any judgment, order or decree known to such counsel to be applicable to ISL or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over ISL or any of its subsidiaries.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the laws of Gibraltar, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters, and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of ISL and public officials.

ANNEX E

Form of Opinion of Emmet, Marvin & Martin LLP

Pursuant to Section 6 (vi) of the Underwriting Agreement

(a) the Deposit Agreement has been duly authorized, executed and delivered by the Depositary and constitutes a valid and binding agreement of the Depositary enforceable against the Depositary in accordance with its terms, except as enforcement of it may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general application relating to or affecting creditors’ rights and by general principles of equity; and

(b) Upon execution and delivery by the Depositary of ADRs evidencing the ADSs against the deposit of Shares in accordance with the provisions of the Deposit Agreement, the ADSs will be validly issued and will entitle the registered holders of the ADSs to the rights specified in those ADRs and in the Deposit Agreement.

ANNEX F